Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-117363) pertaining to the HomeBanc Corp. Amended and Restated 2004 Long-Term Incentive Plan of our report dated March 21, 2005, with respect to the consolidated financial statements of HomeBanc Corp. and subsidiaries included in the Annual Report (Form 10-K) for the year ended December 31, 2004.

/S/ ERNST & YOUNG LLP

Atlanta, Georgia

March 29, 2005